EXHIBIT 5.1

Henson & Efron	400 Second Avenue South, Suite 1200 Minneapolis, Minnesota 55401-2496
P R O F E S S I O N A L A S S O C I A T I O N	Telephone (612) 339-2500 Facsimile (612) 339-6364 www.hensonefron.com firm@hensonefron.com

December 14, 2001

Pentair, Inc. 1500 County Road B2 West, Suite 400 St. Paul, Minnesota 55113-3105

Re:	Registration Statement on Form S-8
Pentair, Inc. Omnibus Stock Incentive Plan as Amended and Restated

Ladies and Gentlemen:

We have acted as counsel to Pentair, Inc., a Minnesota corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of an additional 2,400,000 shares ("Shares") of the Company's common stock, par value $.16 2/3 per share ("Common Stock") approved for issuance under the Company's Omnibus Stock-Incentive Plan as Amended and Restated (the "Plan").

We have examined the Plan and such corporate records, documents, instruments and certificates of the Company as we have deemed necessary to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as contemplated by the Plan, be validly issued, fully paid and nonassessable shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

HENSON & EFRON, P.A.

/s/ Henson & Efron, P.A.